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                                                                        Reg. S-K
                                                                        Item 601
                                                                      Exhibit 22

                            BERKSHIRE HATHAWAY INC.
                         Subsidiaries of Registrant (1)
                               December 31, 1995


                                                                                                    State of
            Company Name                                                                         Incorporation
            ------------                                                                         -------------
Berkshire Hathaway Credit Corporation                                                               Nebraska
BHSF Inc.                                                                                           Delaware
BH Shoe Holdings, Inc.                                                                              Delaware
Blue Chip Stamps                                                                                    California
Borsheim Jewelry Company, Inc.                                                                      Nebraska
Campbell Hausfeld/Scott Fetzer Company                                                              Delaware
Central States Indemnity Co. of Omaha                                                               Nebraska
Central States of Omaha Companies, Inc.                                                             Nebraska
Columbia Insurance Company                                                                          Nebraska
Continental Divide Insurance Company                                                                Colorado
Cornhusker Casualty Company                                                                         Nebraska
Cypress Insurance Company                                                                           California
Dexter Shoe Company                                                                                 Maine
The Fechheimer Brothers Company (2)                                                                 Delaware
Helzberg's Diamond Shops, Inc.                                                                      Missouri
H. H. Brown Shoe Company, Inc.                                                                      Delaware
Isabela Shoe Corporation                                                                            Delaware
Lowell Shoe, Inc.                                                                                   New Hampshire
National Fire & Marine Insurance Company                                                            Nebraska
National Indemnity Company                                                                          Nebraska
National Indemnity Company of the South                                                             Florida
National Indemnity Company of Mid-America                                                           Minnesota
National Liability and Fire Insurance Company                                                       Connecticut
Nebraska Furniture Mart, Inc.                                                                       Nebraska
Oak River Insurance Company                                                                         Nebraska
OCSAP, Ltd                                                                                          Maine
R.C. Willey Home Furnishings                                                                        Utah
Redwood Fire and Casualty Insurance Company                                                         Nebraska
The Scott Fetzer Company                                                                            Delaware
Scott Fetzer Financial Group, Inc.                                                                  Delaware
See's Candies, Inc.                                                                                 California
See's Candy Shops, Incorporated                                                                     California
Wesco Financial Corporation                                                                         Delaware
Wesco-Financial Insurance Company                                                                   Nebraska
Wesco Holdings Midwest, Inc.                                                                        Nebraska
World Book/Scott Fetzer Company                                                                     Nebraska

         (1) Each of the named subsidiaries is not necessarily a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X, and Berkshire has several additional subsidiaries not named above. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" at the end of the year covered by this report.

         (2) The names have been omitted of 29 wholly-owned U.S. subsidiaries of The Fechheimer Brothers Company, each of whom operated in the business of uniform manufacturing and/or distribution.